Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Solectron Corporation

We consent to the incorporation by reference in the registration statement on Form S-4 of Solectron Corporation dated January 13, 2005 of our report dated October 18, 2004, with respect to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity, comprehensive loss, and cash flows for each of the years in the three-year period ended August 31, 2004, and the related financial statement schedule, which appears in the August 31, 2004 annual report on Form 10-K of Solectron Corporation, and to the reference to our firm under the heading “Experts” in the Registration Statement.

Our report, dated October 18, 2004, contains an explanatory paragraph stating that effective as of September 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.

/s/ KPMG LLP
Mountain View, California
January 13, 2005